  As filed with the Securities and Exchange Commission on August 13, 2002.
                                                        Registration No. _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ROADWAY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              34-1956254
  (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)

  1077 Gorge Boulevard, Akron, Ohio                  44310
 (Address of principal executive offices)          (zip code)

                               ROADWAY CORPORATION
                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                               John J. Gasparovic
                  Vice President, General Counsel and Secretary
                               Roadway Corporation
                              1077 Gorge Boulevard
                                Akron, Ohio 44310
                     (Name and address of agent for service)

                                 (330) 384-1717
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                      Proposed               Proposed
       Title of                                        maximum                maximum
      securities                Amount                offering               aggregate              Amount of
         to be                   to be                price per              offering             registration
      registered             registered(1)              share                  price                   fee
--------------------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par value          100,000 shares            $27.77(2)            $2,777,000(2)           $255.48
==============================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock, $.01 par value ("Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the Roadway Corporation Nonemployee Directors' Stock Option Plan (the "Plan") described herein.

(2) Pursuant to Rule 457(h) under the Securities Act, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 8, 2002.

                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents heretofore filed by Roadway Corporation (Commission File No. 000-32821), successor to Roadway Express, Inc., (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (1) Annual Report of Roadway Corporation on Form 10-K for the year ended December 31, 2001;

            (2) Quarterly Reports of Roadway Corporation on Form 10-Q for the periods ended March 23, 2002 and June 15, 2002;

            (3) Current Reports of Roadway Corporation on Form 8-K dated January 23, 2002 and May 24, 2002; and

            (4) The description of the Common Stock contained in the Registration Statement of Roadway Corporation on Form 8-A filed on May 30, 2001.

            All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

            Delaware law also provides that a corporation (a) must indemnify its directors, officers, employees, and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines, and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the stockholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them.

            The Registrant's Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law, and authorizes the Registrant to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. The Registrant's Certificate further authorizes the Registrant to provide by agreement for indemnification greater or different than set forth in the Registrant's Certificate. The Registrant has entered into indemnification agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law.

            The Registrant has a directors' and officers' liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

ITEM 8.     EXHIBITS.

            4.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

            4.2 Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

            4.3      Roadway Corporation Nonemployee Directors' Stock Option
                     Plan.*

            4.4 Amendment No. 1 to the Roadway Corporation Nonemployee Directors' Stock Option Plan.*

            5.1      Opinion of Counsel.*

            23.1     Consent of Ernst & Young LLP.*

            23.2     Consent of PricewaterhouseCoopers LLP.*

            23.3     Consent of Counsel (included in Exhibit 5.1).*

            24.1     Power of Attorney.*

       * Filed herewith.

ITEM 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or
                                    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                        Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 13th day of August 2002.

                                        ROADWAY CORPORATION


                                         By: /s/ John J. Gasparovic
                                            ____________________________________
                                            John J. Gasparovic
                                            Vice President, General Counsel
                                            and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date
/s/       *                            Chairman and Chief                          August 13, 2002
______________________                 Executive Officer
Michael W. Wickham                    (Principal Executive Officer)


/s/       *                            Executive Vice President and                August 13, 2002
______________________                 Chief Financial Officer
J. Dawson Cunningham                  (Principal Financial Officer)


/s/       *                            Controller                                  August 13, 2002
______________________                (Principal Accounting Officer)
John G. Coleman

                                       Director                                    August ___, 2002
______________________

Dale F. Frey


/s/       *                            Director                                    August 13, 2002
______________________
Phillip J. Meek


/s/       *                            Director                                    August 13, 2002
______________________
Frank P. Doyle


/s/       *                            Director                                    August 13, 2002
______________________
John F. Fiedler


/s/       *                            Director                                    August 13, 2002
______________________
Carl W. Schafer


/s/       *                            Director                                    August 13, 2002
______________________
Sarah Roush Werner

* The undersigned by signing his name hereto, does sign and execute the Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Roadway Corporation filed herewith as Exhibit 24.1 on behalf of Roadway Corporation and each such person.

                                       By: /s/ John J. Gasparovic
                                          --------------------------------------

                                          John J. Gasparovic, Attorney-in-fact

                                  Exhibit Index

                  4.1   Amended and Restated Certificate of
                        Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current
                        Report on Form 8-K filed by Roadway Express,
                        Inc. on May 30, 2001).

                  4.2   Amended and Restated Bylaws of the Company
                        (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

                  4.3   Roadway Corporation Nonemployee Directors'
                        Stock Option Plan.*

                  4.4   Amendment No. 1 to the Roadway Corporation
                        Nonemployee Directors' Stock Option Plan.*

                  5.1   Opinion of Counsel.*

                  23.1  Consent of Ernst & Young LLP.*

                  23.2  Consent of PricewaterhouseCoopers LLP.*

                  23.3  Consent of Counsel (included in Exhibit
                        5.1).*

                  24.1  Power of Attorney.*

        * Filed herewith.